UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2019

Date of Report (Date of earliest event reported)

U.S. Wireless Online, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-61424	82-0505220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30 N. Gould St., Suite R Sheridan, WY	85801
(Address of principal executive offices)	(Zip Code)

(312) 481-6850

(Registrant’s telephone number)

1621 Central Ave., Cheyenne, WY 82001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

On August 29, 2019, Ben Berry, President of Synergy, a shareholder of the US Wireless Online, Inc. (the “Company”) filed a Petition for Appointment of Custodian or Receiver of Corporation with the District Court, First Judicial District, of the State of Wyoming, requesting that Mr. Berry, as President of Synergy, be appointed as receiver of the Company. Pursuant to Wyo. Stat. § 17-16-748(a)(1), the district court may appoint a shareholder as a receiver of a Wyoming corporation upon shareholder’s petition for appointment. On October 8, 2019, the Court appointed Ben Berry, as President of Synergy, receiver of the Company. The Court’s order allows Mr. Berry to exercise all of the powers of the Company, through or in place of its board of directors, to the extent necessary to manage the business and affairs of the Company and dispose of all or any part of the Company’s assets, wherever located, at a public or private sale, if authorized by the court.

Item 9.01 Financial Statements and Exhibits.

(d)	Order Granting Petition for Appointment of Receiver of Corporation.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U.S. WIRELESS ONLINE, INC.

DATED: October 30, 2019	By:	/s/ Ben Berry

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